 RUBICON

 MINERALS CORPORATION

NEWS RELEASE

TSX VENTURE EXCHANGE - SYMBOL:  RMX                                                                                                    JANUARY 13, 2003
OTCBB – SYMBOL: RUBIF                                                                                                                                                PR03-01

RUBICON INTERCEPTS HIGH GRADE GOLD IN INITIAL DRILLING AT McFINLEY,

RED LAKE, ONTARIO

- 21.26 ounces gold per ton in new zone open for follow up -

David W. Adamson, President and CEO of Rubicon Minerals Corporation (RMX.TSX Venture) is pleased to announce results from its initial drill program carried out at its 100% controlled McFinley gold project located in the heart of the prolific Red Lake gold camp. The program was designed to establish the geological setting of several land-based targets as a prelude for major follow up drilling. Highlights of the drilling are as follows:

•

21.26 ounces gold per ton (oz/ton) over 1.15 feet in a new target zone that is open for additional follow up. This section contains appreciable coarse visible gold.

•

Additional significant gold intercepts including 1.85 oz/ton over 1.96 feet, 1.36 oz/ton over 2.13 feet and 0.49 oz/ton over 1.15 feet also open for follow up.

•

The drill hole program tested only shallow depths between 50 to 400 feet (15 to 120 metres) below surface (see tabulated results in Exhibit A).  All drill holes have intersected gold mineralization which attests to the presence of a significant size system open at depth and along strike.

•

A previously unrecognized arsenopyrite replacement zone up to 20 feet (6 metres) thick, containing up to 75% fine-grained needle arsenopyrite, has been intersected in three diamond drill holes. These holes have returned only anomalous gold up to 3.54 g/t Au over 1.48 feet to date but similar style bodies are a major component of high-grade gold deposits in the Red Lake gold camp.

•

New structures have been identified with both shallow and steep plunges that are prospective for follow up. These include a major breccia hosted body up to 100 feet wide which is indicative of significant disruption and dilation of the sulphide-rich sequence. High grade mineralization of 1.85 oz/ton gold over 1.96 feet intersected in hole MF-02-02 is related to this breccia hosted body.

•

Preliminary observations indicate that high-grade gold is related to structures which cross cut mineralized north-east trending rock types, including mafic and ultramafic units, and are interpreted to be similar to ore zones in the nearby Campbell and Red Lake mines.

The program, which totaled 6263 feet of drilling in 14 shallow holes, has demonstrated the potential for high-grade gold zones which will be followed up with extensive drilling. Drilling was focused on two areas, one centered on cross section 9300N and the other centered on cross section 10500N, south and north of the McFinley mine shaft, respectively (Figure 1).

The McFinley gold project is essentially untested at depth and along strike outside the underground development. Surface work in 2002 has demonstrated that the sulphide sequence that hosts the gold mineralization can be traced northeastwards across the property (Figure1).

David Adamson states, “We are pleased with these initial results and are encouraged to have intersected high-grade gold in this preliminary program. We believe that the widespread sulphide mineralization and newly identified high-grade structural gold zones compare favourably with exploration zones in the nearby Red Lake mine, operated by Goldcorp. Considering that active deposits in the gold camp are being mined to depths of over 6500 feet, we believe there is very high potential for additional discoveries at McFinley.”

Rubicon’s exploration team is currently formulating a program for immediate follow up of existing zones and testing of additional ice-based targets. This program will be announced shortly.

Rubicon Minerals Corporation controls over 247 square kilometres of land holdings in the prolific Red Lake gold camp of Ontario which hosts two high-grade, world class gold mines (Placer Dome’s Campbell Mine and Goldcorp’s Red Lake Mine).  Included in Rubicon’s Red Lake holdings is the McFinley Gold Project, which contains a published Inferred Mineral Resource of 334,007 in situ tons grading 0.20 oz/ton and high grade intercepts including 5.84 oz/ton gold over 6.1 feet and 1.44 oz/ton gold over 14.1 feet.

RUBICON MINERALS CORPORATION

 David W. Adamson
_________________________________

President & CEO

For more information, contact Bill Cavalluzzo, VP Investor Relations  Toll free: 1.866.365.4706  E-mail: bcavalluzzo@rogers.com
Rubicon Minerals Corporation Suite 888–1100 Melville Street, Vancouver BC  CANADA  V6E 4A6

___________________________________________________________________________________________________________________________________________

TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.
The statements contained in this release that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual results to differ materially from targeted results.   Mineral resources which are not mineral reserves do not have demonstrated economic viability.  The Company relies upon litigation protection for forward looking statements.

TABLE 1

McFINLEY GOLD PROJECT – INITIAL DRILL PROGRAM RESULTS

HOLE ID	LOCATION	DIP/AZ	Length ft	From ft	To ft	Width ft	Au opt	From m	To m	Width m	Au g/t	ZONE
MF-02-01	10400N / 9950E	-70˚ / 090˚	541.34	239.83	240.98	1.2	0.11	73.10	73.45	0.35	3.67	HW Chert
				434.06	435.37	1.3	0.26	132.30	132.70	0.40	9.03	FW Chert
MF-02-02	9250N / 9565E	-45˚ / 090˚	652.89	387.14	388.12	1.0	0.12	118.00	118.30	0.30	4.22
				448.33	450.30	2.0	0.10	136.65	137.25	0.60	3.28
				466.04	468.01	2.0	0.23	142.05	142.65	0.60	7.77
				492.13	494.09	2.0	1.85	150.00	150.60	0.60	63.49
				544.62	546.59	2.0	0.34	166.00	166.60	0.60	11.78	FW Chert and 'D' Vein
MF-02-03	9300N / 10000E	-90˚ / 090˚	488.85	83.66	84.65	1.0	0.20	25.50	25.80	0.30	6.94	HW Chert
				217.19	219.49	2.3	0.17	66.20	66.90	0.70	5.83
				220.96	222.11	1.2	0.49	67.35	67.70	0.35	16.95
				292.32	294.29	2.0	0.09	89.10	89.70	0.60	3.02	‘D' Vein
				362.20	366.14	3.9	0.24	110.40	111.60	1.20	8.33	FW Chert
MF-02-04	9300N / 10000E	-55˚ / 090˚	337.93	130.09	131.40	1.3	0.21	39.65	40.05	0.40	7.11
				180.77	183.40	2.6	0.14	55.10	55.90	0.80	4.83	FW Chert
				276.74	277.72	1.0	0.32	84.35	84.65	0.30	11.00
MF-02-05	10500N / 10125E	-63˚ / 090˚	305.12	77.76	79.89	2.1	1.36	23.70	24.35	0.65	46.69	HW Chert
				97.11	99.41	2.3	0.10	29.60	30.30	0.70	3.28
				185.04	186.19	1.2	21.26	56.40	56.75	0.35	728.90
MF-02-06	9300N / 10000E	-73˚ / 090˚	262.47	177.17	178.81	1.6	0.09	54.00	54.50	0.50	3.07
				187.01	191.11	4.1	0.17	57.00	58.25	1.25	5.68	‘D' Vein
				212.60	214.24	1.6	0.10	64.80	65.30	0.50	3.36
				234.25	237.53	3.3	0.16	71.40	72.40	1.00	5.64	FW Chert
				242.78	245.47	2.7	0.09	74.00	74.82	0.82	3.17	FW Chert
MF-02-07	10500N / 10125E	-72˚ / 090˚	278.87	131.23	132.71	1.5	0.10	40.00	40.45	0.45	3.54	Aspy zone
MF-02-08	9300N / 10000E	-81˚ / 090˚	429.79	191.93	195.21	3.3	0.10	58.50	59.50	1.00	3.32
				227.36	229.33	2.0	0.16	69.30	69.90	0.60	5.65	‘D' Vein
MF-02-09	10475N / 10050E	-57˚ / 090˚	426.51		no values >3g/t Au
MF-02-10	10425N / 10120E	-55˚ / 090˚	570.87	292.32	293.96	1.6	0.16	89.10	89.60	0.50	5.44	HW Chert
				416.99	418.96	2.0	0.11	127.10	127.70	0.60	3.81
				457.02	459.32	2.3	0.09	139.30	140.00	0.70	3.20	FW Chert
MF-02-11	10525N / 10120E	-62˚ / 090˚	413.39	251.31	252.30	1.0	0.13	76.60	76.90	0.30	4.41	FW vein
MF-02-12	10631N / 10000E	-45˚ / 090˚	341.21	291.67	292.55	0.9	0.11	88.90	89.17	0.27	3.82	FW Chert
MF-02-13	10525N / 10120E	-72˚ / 090˚	396.98	87.27	87.93	0.7	0.11	26.60	26.80	0.20	3.69	HW Chert
				126.97	127.95	1.0	0.11	38.70	39.00	0.30	3.64	Aspy zone
				255.25	257.22	2.0	0.22	77.80	78.40	0.60	7.62	FW Chert
MF-02-14	9200N /	-54˚ / 066˚	816.93	591.34	592.75	1.4	0.09	180.24	180.67	0.43	3.08
	9565E			603.87	605.31	1.4	0.10	184.06	184.50	0.44	3.46	‘D' Vein

Note: Gold Assays were by metallic screen fire assays carried out by ALS Chemex of Vancouver, B.C. Assays were carried out using 1/2 of sawn NQ2 core (50mm diameter). Industry standards and blanks were incorporated into each sample batch. Work was carried out and supervised by John Watkins P.Geo, and QP.

McFINLEY GOLD PROJECT, Red Lake, Ontario

McFinley Gold Project
Rubicon - AngloGold Property
McCuaig JV Property
MacKenzie Mine
Cochenour Mine
Campbell Mine (Placer Dome)
Red Lake Mine (Goldcorp)
24 M oz Gold Trend
448000
449000
5665000
5664000
5663000
N
POTENTIAL FAULT TARGET
Placer Dome
Goldcorp
Drill hole collar & number
Mine Trend
Ultramafic 1
Ultramafic 2
Shaft
Dip Direction
Extent of Underground Workings
0
1
kilometres